EXHIBIT 99
To William Dentino Form 4 filed November 7, 2017

ADDITIONAL REPORTING PERSONS

Owners:

Estate of Mary R. Molina
c/o 3500 Douglas Blvd., Suite 160, Roseville, CA  95661
/s/ William Dentino, Sole Executor, by Karen Calhoun, Attorney-In-Fact

Mary R. Molina Living Trust
Exempt Mary R. Molina Living Trust
Molina Marital Trust
Mary R. Molina Grantor Retained Annuity Trust 609/4
Mary R. Molina Grantor Retained Annuity Trust 609/7
Mary R. Molina Grantor Retained Annuity Trust 1209/3
Mary R. Molina Grantor Retained Annuity Trust 1209/4
Mary R. Molina Grantor Retained Annuity Trust 610/4
Mary R. Molina Grantor Retained Annuity Trust 610/5
Mary R. Molina Grantor Retained Annuity Trust 1210/4
Mary R. Molina Grantor Retained Annuity Trust 811/3
Mary R. Molina Grantor Retained Annuity Trust 812/3
c/o 3500 Douglas Blvd., Suite 160, Roseville, CA  95661
/s/ William Dentino and Curtis Pedersen, Co-Trustees, by Karen Calhoun,
Attorney-In-Fact

Dentino Family Trust
c/o 3500 Douglas Blvd., Suite 160, Roseville, CA  95661
/s/ William Dentino, Sole Trustee, by Karen Calhoun, Attorney-In-Fact

Curtis and Rosi Pedersen 2012 Trust
6218 East 6th Street, Long Beach, CA  90803
/s/ Curtis Pedersen and Rosi Pedersen, Co-Trustees, by Karen Calhoun,
Attorney-In-Fact